Exhibit 5.2

May 22, 2019	Veoneer, Inc. Klarabergsviadukten 70, Section C6 Box 13089, SE-103 02 Stockholm, Sweden

Ladies and Gentlemen,

Re: Registration Statement on Form S-1

We have acted as Swedish legal counsel to Veoneer, Inc., a Delaware corporation (the “Company”), in connection with the above referenced Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company on the date hereof with the US Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company of shares of common stock of the Company, par value $1.00 per share (the “Shares”). The Shares are to be sold by the Company to certain underwriters for resale to the public pursuant to an underwriting agreement to be entered into among the Company and the representative of such underwriters. A portion of the Shares may be delivered to a depositary, which will then issue Swedish Depository Receipts (“SDRs”) representing Shares to non-U.S. person purchasers of the Shares that have requested receipt of SDRs. This opinion is being furnished pursuant to Item 16 of Form S-1 and Item 601(b)(5) of the SEC’s Regulation S-K.

Our opinion set forth below is limited to Swedish law and the issuance of any SDRs in accordance with the Registration Statement. We do not express any opinion herein concerning any other laws or the issuance of any other securities under the Registration Statement, and no opinion may be implied or inferred beyond the opinion set forth below. We assume no obligation to revise or supplement this opinion in the event of future changes in Swedish law or the interpretations thereof. Our opinion is based on the assumption that any documents provided to us will be executed without any alterations made thereto.

We have reviewed the Custodian Agreement entered into between the Company and Skandinaviska Enskilda Banken AB (publ) (“SEB”) on May 30, 2018, and the General Terms and Conditions for Swedish depository receipts in Veoneer, Inc. effective as from May 30, 2018 (the “Custodian Agreement”). We have also carried out such further limited legal and factual examinations and investigations as we deemed necessary for the purposes of expressing the opinion set forth herein. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents provided to us as original documents and the conformity to original documents of all documents submitted to us as electronic or photostatic copies. Except for and to such extent as expressly set forth herein, we have made no independent verification with regard to matters of fact, and, accordingly, we do not express any opinion as to any matters that might have been disclosed by independent verification.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, assuming that at the time of issuance of the SDRs the Registration Statement will be effective under the Securities Act and that deposited Shares will be legally sold and issued, the SDRs, when issued in accordance with the terms of the SDRs, the Custodian Agreement and the Registration Statement and transferred to SEB and registered in the book-entry system administered by Euroclear Sweden AB, will be validly issued and enforceable and will entitle the registered holders of the SDRs to the rights specified in the Custodian Agreement.

ADVOKATFIRMAN VINGE KB

Stureplan 8 · Box 1703 · SE-111 87 Stockholm · Sweden · Tel +46 (0)10 614 30 00 · Fax +46 (0)10 614 31 90 · vinge.com

The general terms and conditions applicable to our services are available at vinge.com

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours sincerely,

/s/ ADVOKATFIRMAN VINGE KB

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